As filed with the Securities and Exchange Commission on April 25, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

China Recycling Energy Corporation

(Exact Name of Registrant as Specified in Its Charter)

Nevada	90-0093373
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4/F, Tower C

Rong Cheng Yun Gu Building

Keji 3rd Road, Yanta District

Xi’an City, Shaanxi Province

China 710068

+ 86-29-8769-1097

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Guohua Ku, Chief Executive Officer

4/F, Tower C

Rong Cheng Yun Gu Building

Keji 3rd Road, Yanta District

Xi An City, Shaanxi Province

China

+ 86-29-8769-1097

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jeffrey Li

Chelsea Anderson

Garvey Schubert Barer

Flour Mill Building
1000 Potomac Street NW, Suite 200
Washington, D.C. 20007-3501

(202) 965-1735

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, $0.001 par value per share	1,780,000	$1.575	$2,803,500	$349.04
TOTAL	1,780,000	$1.575	$2,803,500	$349.04

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall register and be deemed to cover any additional shares of Common Stock of the Registrant which may be offered or become issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)

Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $1.575, the average of the high and low reported sales prices of the Registrant's Common Stock on the NASDAQ Capital Market on April 23, 2018.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 25, 2018

PRELIMINARY PROSPECTUS

China Recycling Energy Corporation

1,780,000 Shares

of

Common Stock

This prospectus relates to the resale, from time to time, of up to an aggregate of 1,780,000 shares of our Common Stock, par value $0.001 (the “Shares”), which may be offered and sold from time to time by certain stockholders set forth in the “Selling Stockholders” section of this prospectus.

The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may resell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. Further, the selling stockholders may resell the Shares offered for resale through this prospectus to or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions. We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale of the Shares by the selling stockholders, but we will bear all costs, fees and expenses in connection with the registration of the Shares offered by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares offered for resale through this prospectus.

For information regarding the selling stockholders and the times and manner in which they may offer or sell the Shares, see “Selling Stockholders” or “Plan of Distribution.”

Our Common Stock is quoted on the NASDAQ Capital Market under the symbol “CREG.” On April 23, 2018, the last reported sale price for our Common Stock on the NASDAQ Capital Market was $1.59 per share.

Investing in shares of our Common Stock involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus. In addition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which was been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in shares of our Common Stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ●, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This means the securities described in this prospectus may be offered and sold in one or more offerings using this prospectus from time to time as described in the “Plan of Distribution.”

You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares.

Unless the context otherwise requires, the terms “CREG,” “the Company,” “we,” “us” and “our” in this prospectus refer to China Recycling Energy Corporation, our subsidiaries and consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

PROSPECTUS SUMMARY

The Company

We are currently engaged in the recycling energy business, providing energy savings and recycling products and services. We are a leading developer of waste energy recycling projects for industrial applications in China, and we believe we are the only developer to use a Build-Operate-Transfer (“BOT”) model to provide energy saving and recovery facilities for multiple energy intensive industries in China. Our waste energy recycling projects allow customers which use substantial amounts of electricity to recapture previously wasted pressure, heat, and gas from their manufacturing processes to generate electricity. We currently offer waste energy recycling systems to companies for use in iron and steel, nonferrous metal, cement, coal and petrochemical plants. We construct our projects at our customer’s facility and the electricity produced is used on-site by the customer. While some of our competitors offer projects targeting one or two industries, we serve multiple industries.

We develop fully customized projects across several verticals to better meet customer’s energy recovery needs. Our waste pressure-to-energy solution primarily consists of the Blast Furnace Top Gas Recovery Turbine Unit (“TRT”), a system that utilizes high pressure gas emitted from the blast furnace top to drive turbine units and generate electricity. Our waste heat-to-energy solution primarily consists of heat power generation projects for applications in cement, steel, coking coal, and nonferrous metal industries, which collect the residual heat from various manufacturing processes, e.g. the entrance and exit ends of the cement rotary kilns, to generate electricity. Our waste gas-to-energy solution primarily consists of the Waste Gas Power Generation system (“WGPG”) and the Combined Cycle Power Plant (the “CCPP”). A WGPG system utilizes flammable waste gas from coal mining, petroleum exploitation, refinery processing or other sources as a fuel source to generate electricity through the use of a gas turbine. A CCPP system employs more than one power generating cycle to utilize the waste gas, which not only generates electricity by burning the flammable waste gas in a gas turbine (as a WGPG) but also uses the waste heat from burning the gas to make steam to generate additional electricity via a steam turbine.

We provide a clean-technology and energy-efficient solution aimed at reducing the air pollution and energy shortage problems in China. Our projects capture industrial waste energy to produce low-cost electricity, enabling industrial manufacturers to reduce their energy costs, lower their operating costs, and extend the life of primary manufacturing equipment. In addition, our waste energy recycling projects allow our industrial customers to reduce their reliance on China’s centralized national power grid, which is prone to black-outs or brown-outs or is completely inaccessible from certain remote areas. Our projects generally produce lower carbon dioxide emissions and other pollutants, and are hence more environmentally friendly than other forms of power generation.

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Since 2007, we have primarily used the BOT model to serve our customers. For each project, we design, finance, construct and install the waste energy recycling projects for our customers, operate the projects for five to twenty years, and then transfer the projects to the owners. The BOT model creates a win-win solution for both our customers and us. We provide the capital expenditure financing in exchange for attractive returns on each project; our customers can focus their capital resources on their core businesses, do not need to invest additional capitals to comply with government environmental regulations, reduce noise and emissions and reduce their energy costs. We in turn efficiently recapture our costs through the stream of lease payments.

Our business is primarily conducted through our wholly-owned subsidiaries, Sifang Holdings Co., Ltd. (“Sifang”) and Shanghai Yinghua Financial Leasing Co., Ltd (“Yinghua”); Sifang’s wholly-owned subsidiaries, Huahong New Energy Technology Co., Ltd. (“Huahong”) and Shanghai TCH; Shanghai TCH’s wholly-owned subsidiary, Xi’an TCH Energy Technology Company, Ltd (“Xi’an TCH”), Xi’an TCH’s wholly-owned subsidiaries, Erdos TCH Energy Saving Development Co., Ltd (“Erdos TCH”) and Zhongxun Energy Investment (Beijing) Co., Ltd (“Zhongxun”); and Xi’an TCH’s 90% owned subsidiary, Xi’an Zhonghong New Energy Technology Co., Ltd. (“Zhonghong”). Shanghai TCH was established as a foreign investment enterprise in Shanghai under the laws of the PRC on May 25, 2004, and currently has registered capital of $29.80 million. Xi’an TCH was incorporated in Xi’an, Shaanxi Province under the laws of the PRC in November 2007. Erdos TCH was incorporated in April 2009. Huahong was incorporated in February 2009. Xi’an Zhonghong New Energy Technology Co., Ltd. was incorporated in July 2013. Xi’an TCH paid RMB 27 million ($4.37 million) and owns 90% of Zhonghong. Zhonghong provides energy saving solutions and services, including constructing, selling and leasing energy saving systems and equipment to customers. Zhongxun was incorporated in March 2014, and is a wholly-owned subsidiary of Xi’an TCH.

Our Projects

We design, finance, construct, operate and eventually transfer waste energy recycling projects to meet the energy saving and recovery needs of our customers. Our waste energy recycling projects use the pressure, heat or gas, which is generated as a byproduct of a variety of industrial processes, to create electricity. The residual energy from industrial processes, which was traditionally wasted, may be captured in a recovery process and utilized by our waste energy recycling projects to generate electricity burning additional fuel and additional emissions. Among a wide variety of waste-to-energy technologies and solutions, we primarily focus on waste pressure to energy systems, waste heat to energy systems and waste gas power generation systems. We do not manufacture the equipment and materials that are used in the construction of our waste energy recycling projects. Rather, we incorporate standard power generating equipment into a fully integrated onsite project for our customers.

Waste Pressure to Energy Systems

TRT is a power generating system utilizing the exhaust pressure and heat from industrial processes in the iron, steel, petrochemical, chemical and non-ferrous metals industries, often from blast furnace gases in the metal production industries. Without TRT power systems, blast furnace gas is treated by various de-pressurizing valves to decrease its pressure and temperature before the gas is transmitted to end users. No electricity is generated during the process and noise and heat pollution is released. In a TRT system, the blast furnace gas produced during the smelting process is directed through the system to decrease its pressure and temperature. The released pressure and heat is then utilized to drive the turbine unit to generate electricity, which is then transmitted back to the producer. We believe our projects are superior to those of our competitors due to the inclusion of advanced dry-type de-dusting technology, joined turbine systems, and automatic power grid synchronization.

Waste Heat to Energy Systems

Waste heat to energy systems utilize waste heat generated in industrial production to generate electricity. The waste heat is trapped to heat a boiler to create steam and power a steam turbine. Our waste heat to energy systems have used waste heat from cement production and from metal production. We invested and have built two cement low temperature heat power generation systems. These projects can use about 35% of the waste heat generated by the cement kiln, and generate up to 50% of the electricity needed to operate the cement plant.

Waste Gas to Energy Systems

Our Waste Gas to Energy Systems primarily include WGPG systems and CCPP systems. WGPG uses the flammable waste gases emitted from industrial production processes such as blast furnace gas, coke furnace gas, and oil gas, to power gas-fired generators to create energy. A CCPP system employs more than one power generating cycle to utilize the waste gas, which is more efficient because it not only generates electricity by burning the flammable waste gas in a gas-fired generator (WGPG) but also uses the waste heat from burning the gas to make steam to generate additional electricity via a steam generator (CCPP).

Our Corporate Information

We are headquartered in China. Our principal executive offices are located at 4/F, Tower C, Rong Cheng Yun Gu Building, Keji 3rd Road, Beilin District, Xi’an City, Shaanxi Province, China, and our telephone number at this location is +86-29-8769-1098. Our website address is www.creg-cn.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

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RISK FACTORS

Investing in shares of our Common Stock involves certain risks. Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K, as supplemented by subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These risks could materially affect our business, results of operation or financial condition and affect the value of our Common Stock. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Neither we nor any of the selling stockholders undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares covered by this prospectus. The selling stockholders will receive all of the proceeds. However, we will pay all costs, fees and expenses incurred in connection with the registration of the shares covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation, as amended, our Fourth Amended and Restated Bylaws (“Bylaws”), and applicable provisions of the Nevada Revised Statutes (the “NRS”).

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Certificate of Incorporation and Amended and Restated Bylaws, which have been filed with and are publicly available from the SEC.

Our authorized capital stock consists of 20,000,000 shares of Common Stock, par value $0.001 per share.  Currently, we have no other authorized class of stock.

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DESCRIPTION OF COMMON STOCK

As of April 23, 2018, there were 8,310,198 shares of our Common Stock outstanding, held by approximately 2,742 stockholders of record. There are no warrants to purchase shares of our Common Stock outstanding as of the date of this prospectus

Our Common Stock is currently traded on the NASDAQ Capital Market under the symbol “CREG.”

The holders of our Common Stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors (“BOD”) out of legally available funds; however, the current policy of our BOD is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

All issued and outstanding shares of Common Stock are fully paid and nonassessable. Shares of our Common Stock that may be offered for resale, from time to time, under this prospectus will be fully paid and nonassessable.

Anti-Takeover Effects of Certain Provisions of Nevada Law

As a Nevada corporation, we are also subject to certain provisions of the NRS that have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our BOD in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

The NRS provides that specified persons who, with or through their affiliates or associates, own, or affiliates and associates of the subject corporation at any time within two years own or did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder, unless the combination meets all of the requirements of the articles of incorporation of the company, and: (i) the combination or transaction by which such person first became an interested stockholder was approved by the BOD before they first became an interested stockholder; or (ii) such combination is approved by: (x) the board of directors; and (y) at an annual or special meeting of the stockholders (not by written consent), the affirmative vote of stockholders representing at least 60% of the outstanding voting power not beneficially owned by such interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.

The Control Share Acquisition Statute generally applies only to Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. This statute generally provides that any person that acquires a “controlling interest” acquires voting rights in the control shares, as defined, only as conferred by the disinterested stockholders of the corporation at a special or annual meeting. A person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares.” In the event control shares are accorded full voting rights and the acquiring person has acquired at least a majority of all of the voting power, any stockholder of record who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of its shares.

These laws may have a chilling effect on certain transactions if our Articles of Incorporation or Bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

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SELLING STOCKHOLDERS

We have agreed to register 1,780,000 shares of our Common Stock (the “Shares”) that are beneficially owned by the selling stockholders identified below.

On December 24, 2008, Mr. Guohua Ku entered into a Share Purchase Agreement (the “Agreement”) with Mr. Hanqaio Zheng (“Zheng”), pursuant to which Mr. Ku acquired 18,706,943 shares of common stock of the Company, at $0.40 per share. Such shares were issued to Mr. Ku in reliance on Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the Agreement was attached as Exhibit 1 to the Form 13D, filed June 28, 2014, and is incorporated by reference herein. The share amounts given in the above descriptions have not been adjusted to reflect a 1-for-10 reverse stock split of the Company’s authorized shares of Common Stock completed on May 24, 2016.

On November 22, 2017, Mr. Guohua Ku transferred 360,000 shares and 50,000 shares to Mr. Rong Feng and Mr. Bohan Zhang, respectively, as gifts. The parties relied upon Regulation S of the Securities Act in connection with the transfer.

Also on November 22, 2017, Mr. Guohua Ku transferred 30,000 shares to each of Xiaoshan He, Geyun Wang and Zhuyun Ding as gifts. The parties relied upon Regulation S of the Securities Act in connection with the transfer.

On December 18, 2017, Mr, Guohua Ku transferred 20,000 shares to Qirui Wang as gift. The parties relied upon Regulation S of the Securities Act in connection with the transfer.

We are registering the Shares covered by this prospectus to permit the selling stockholders to offer the Shares for resale from time to time.

Mr.  Guohua Ku has served as the Chairman and Chief Executive Officer of the Company since 2008. Mr. Bohan Zhang has served as the Vice President of Accounting of the Company since May 2014. Mr. Xiaoshan He has served as the Vice President of the Company since 2015. Mr. Geyun Wang has served as the Vice President of the Company since 2015 and as a director of the Board of the Company since 2014. Mr. Wang was VP of Xi’an TCH, a wholly owned subsidiary of the Company between 2007 and 2015. Ms. Zhuyun Ding has served as the head of the Company’s Contract Management Department since September 2007.

Other than as described above, the selling stockholders do not have, and within the past three years have not had, any position, office or material relationship with us or any of our predecessors or affiliates.

The following table sets forth the names of the selling stockholders, the number of shares of our Common Stock beneficially owned by such stockholders as of April 17, 2018, and the number of shares that may be offered for resale by the selling stockholders from time to time as described in the “Plan of Distribution.” The Shares may also be sold by donees, pledgees, and other transferees or successors in interest of the selling stockholders.

The selling stockholders may decide to sell all, some, or none of the Shares. We currently have no agreements, arrangements or understandings with the any of the selling stockholders regarding the sale of the Shares covered by this prospectus. We cannot provide you with any estimate of the number of shares of our Common Stock that the selling stockholders will hold in the future.

For purposes of this table, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Exchange Act, and includes voting power and investment power with respect to such shares. In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of shares of common stock outstanding for that individual or group includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

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The applicable percentage of ownership is based on an aggregate of 8,310,198 shares of our Common Stock issued and outstanding on April 23, 2018.

Name of selling stockholders	Number of Shares of Common Stock Owned Before the Offering	Percent of Common Stock Owned Before the Offering	Shares Available for Sale Under This Prospectus	Number of Shares of Common Stock To Be Owned After the Termination of the Offering		Percent of Common Stock to be Owned After Completion of the Offering
Qirui Wang (2)	20,000	*	20,000	-	(1)	-	(1)
Guohua Ku (3)	2,644,764	31.83%	1,260,000	-	(1)	-	(1)
Rong Feng (4)	360,000	4.33%	360,000	-	(1)	-	(1)
Bohan Zhang (3)	50170	*	50,000	-	(1)	-	(1)
Geyun Wang (3)	30,000	*	30,000	-	(1)	-	(1)
Xiaoshan He (3)	30,000	*	30,000	-	(1)	-	(1)
Zhuyun Ding (3)	30,000	*	30,000	-	(1)	-	(1)

 * less than 1.0%

(1)	Because (a) the selling stockholders may offer all or some of the Shares covered by this prospectus, (b) the offering of the Shares is not being underwritten on a firm commitment basis, and (c) the selling stockholders could purchase additional shares of our Common Stock from time to time, no estimate can be given as to the number of shares or percent of our Common Stock that will be held by the selling stockholders upon termination of the offering.
(2)	The address of Qirui Wang is 201#, Unit 1, Block 4, Feng He Xiao Qu Community, Feng He Road, Lian Hu District, Xi’an, Shaanxi, China.
(3)	The address of Guohua Ku, Bohan Zhang, Geyun Wang, Xiaoshan He and Zhuyun Ding is 4/F, Tower C, Rong Cheng Yun Gu Building, Keji 3rd Road, Beilin District, Xi’an City, Shaanxi Province, China.
(4)	The address of Rong Feng is #607 No. 79 Xingqing Road, Beilin District, Xi’an, China. The names “Rong Feng” and “Feng Rong” are both used to describe the same individual.

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PLAN OF DISTRIBUTION

The Shares covered by this prospectus may be offered and sold from time to time by the selling stockholders.  We will not receive any of the proceeds from the sale by the selling stockholders of the Shares.  We will bear all fees and expenses incident to our obligation to register the Shares.

The term “selling stockholders” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling stockholders as a pledge, gift, partnership distribution or other non-sale related transfer.  The number of shares beneficially owned by the selling stockholders will decrease as and when they effect any such transfers.  The plan of distribution for the Shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders hereunder.  To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Once sold under this registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

The selling stockholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling stockholders may also make sales in negotiated transactions. The selling stockholders may offer their shares from time to time pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	public or privately negotiated transactions;

●	on the NASDAQ Capital Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

●	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In connection with distributions of the shares or otherwise, the selling stockholders may:

●	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

●	sell the shares short after the effective date of the registration statement of which this prospectus forms a part and redeliver the shares to close out such short positions;

●	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

●	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

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In addition to the foregoing methods, the selling stockholders may offer the Shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods or described above or any other lawful methods.  The selling stockholders may also transfer, donate or assign the Shares to lenders, family members and others and each of such persons will be deemed to be a selling stockholders for purposes of this prospectus.  The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the Shares, and if such selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this prospectus; provided however in the event of a pledge or then default on a secured obligation by the selling stockholders, in order for the Shares to be sold under this registration statement, of which this prospectus forms a part of, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of selling stockholders to include the pledgee, secured party or other successors in interest of the selling stockholders under this prospectus.

The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act, provided the selling stockholders meet the criteria and conform to the requirements of such rule.

The selling stockholders may effect such transactions directly or indirectly through underwriters, broker-dealers or agents acting on their behalf.   Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions). If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. Neither we, nor the selling stockholders, can presently estimate the amount of that compensation. If any of the selling stockholders notifies us that a material arrangement has been entered into with a broker-dealer for the sale of the Shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required by Rule 424 under the Securities Act, setting forth: (i) the name of each of the selling stockholder and the participating broker-dealers; (ii) the number of shares involved; (iii) the price at which the shares were sold; (iv) the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable; and (v) a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and any other fact material to the transaction.

The selling stockholders and any other person participating in a distribution of the shares covered by this prospectus will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the selling stockholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to the particular shares being distributed for certain periods prior to the commencement of, or during, that distribution. All of the above may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares. The Company has advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply.

In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  Any profits realized by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. We are not aware of any of the selling stockholders entering into any arrangements with any underwriters or broker-dealers regarding the sale of the Shares.

We have agreed to indemnify the selling stockholders against certain liabilities arising in connection with this offering; provided, however, the Company shall not indemnify the selling stockholders against liabilities arising out of, or based upon, any untrue statement or omission furnished to us by the selling stockholders.

LEGAL MATTERS

The validity of the Shares offered in this prospectus will be passed upon for us by Garvey Schubert Barer, P.C.

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EXPERTS

The consolidated financial statements of China Recycling Energy Corporation and its subsidiaries as of December 31, 2017 and 2016, and for each of the years in the two-year period ended December 31, 2017, have been incorporated by reference in the registration statement in reliance on the report of MJF and Associates, APC, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2017; and

●	the description of our Common Stock contained in the Registration Statement on Form SB-2, filed with the Commission on July 29, 2005, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all shares of Common Stock registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

China Recycling Energy Corporation

124/F, Tower C

Rong Cheng Yun Gu Building

Keji 3rd Road, Yanta District

Attn: Adeline Gu, Chief Financial Officer and Corporate Secretary

+86-29-8769-1097

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the Shares that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and the Shares that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and the Shares.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our Common Stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the offering of the Shares being registered hereby. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$349.04

Legal fees and expenses	$5,000

Accounting fees and expenses	$2,500

Printing and miscellaneous expenses	$300

Total expenses	$8,149.04

Item 15.	Indemnification of Directors and Officers.

Section 78.138 of the NRS provides that a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our Company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Our Articles of Incorporation, as amended, and Fourth Amended and Restated Bylaws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe that such person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

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Item 16.	Exhibits and Financial Schedule

See the Exhibit Index attached to this Registration Statement and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Xi’an China, on April 25, 2018.

CHINA RECYCLING ENERGY CORPORATION

By:	/s/ Guohua Ku
Guohua Ku
Chairma of the Board of Directors and Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Guohua Ku and Adeline Gu as his/her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guohua Ku	Chairman of the Board of Directors
Gouhua Ku	and Chief Executive Officer (Principal Executive Officer)	April 25, 2018

/s/ Binfeng (Adeline) Gu	Chief Financial Officer
Binfeng (Adeline) Gu	(Principal Financial Officer, Principal Accounting Officer) and Secretary	April 25, 2018

/s/ Xiaoping Guo	Director
Xiaoping Guo		April 25, 2018

/s/ Geyun Wang	Director
Geyun Wang		April 25, 2018

/s/ Xiaogang Zhu	Director
Xiaogang Zhu		April 25, 2018

/s/ LuLu Sun	Director
LuLu Sun		April 25, 2018

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation (filed as Exhibit 3.05 to the Company’s Form 10-KSB for the fiscal year ended December 31, 2001).

3.2	Fourth Amended and Restated Bylaws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 25, 2009).

3.3	Certificate of Change (filed as Exhibit 3.6 to the Company’s Current Report on Form 8-K dated May 31, 2016).

4.1	Common Stock Specimen (filed as Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 dated November 12, 2004; 1934 Act File No. 333-120431).

5.1	Opinion of Garvey Schubert Barer.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Garvey Schubert Barer, P.C. (included in legal opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

* Filed herewith

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